UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2009

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the Registration Statement on Form S-4 that Equinix, Inc. (“Equinix”) filed on November 25, 2009, both Equinix and Switch & Data Facilities Company, Inc. (“Switch and Data”) filed Notification and Report Forms with the Antitrust Division of the Department of Justice, or the Antitrust Division, and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or the HSR Act, on November 4, 2009. As a result, the waiting period under the HSR Act with respect to the merger between Equinix and Switch and Data was scheduled to expire on December 4, 2009. However, prior to that date, following the submission of materials relating to the transaction to the Antitrust Division staff and consultation with the staff, Equinix intends to voluntarily withdraw its Notification and Report Form on December 3, 2009 and re-file the form on December 7, 2009. Equinix’s re-filing will give the Antitrust Division staff more time to review the information submitted by the parties and to complete its initial investigation before the staff must determine whether to issue a formal request for additional information. The effect of this re-filing will be to extend the waiting period under the HSR Act an additional 30 days to January 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

December 1, 2009	By:	/s/ GEORGE POLLOCK, JR
Senior Vice President and Chief Financial Officer